Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3D (No. 333-197802) and Form S-8 (No. 333-287527) of National Healthcare Properties, Inc. of our report dated February 20, 2026 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 20, 2026